Exhibit 99.4
                             Selected Information
                      Ford Credit Auto Owner Trust 2000-A
                           through December 31, 2000
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B          Class C
           6.035%           6.217%           6.82%            7.09%            7.19%            7.37%            7.75%
           Asset            Asset            Asset            Asset            Asset            Asset            Certificates
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -----------      ------------




Principal
Paid       $155,000,000.00  $377,000,000.00  $287,892,371.43  $          0.00  $          0.00   $          0.00 $          0.00

Interest
Paid       $    906,389.79  $  7,804,792.76  $ 47,675,443.44  $ 50,309,458.33  $  8,973,072.07   $  5,320,812.42 $  3,197,473.50

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Total Servicing Fees Paid:  $ 19,733,877.41



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